UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 21, 2011

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, PlainsCapital Corporation, a Texas corporation (the “Company”), has entered into: (i) that certain Amended and Restated Loan Agreement (as amended, the “First Revolver”), dated October 1, 2001, with JPMorgan Chase Bank, NA, a national banking association and the successor by merger to Bank One, NA (Illinois) (“JPM”), and (ii) that certain Credit Agreement (as amended, the “Second Revolver”), dated as of October 13, 2006, with JPM. As of January 10, 2011, the Company owed $17.7 million in aggregate principal amount pursuant to a note issued under the First Revolver, constituting the maximum principal balance of the First Revolver, and $1.0 million in aggregate principal amount pursuant to a note issued under the Second Revolver. Up to an additional $4.0 million could be borrowed under the Second Revolver as of January 10, 2011.

On January 21, 2011, the Company and JPM entered into: (i) that certain Tenth Amendment to Amended and Restated Loan Agreement (the “Tenth Amendment”), dated as of January 10, 2011, amending the Company’s obligations pursuant to the First Revolver, and (ii) that certain Modification Agreement (the “Modification Agreement”), dated as of January 10, 2011, amending the Company’s obligations pursuant to the Second Revolver (collectively, the “January 2011 Loan Amendments”). The January 2011 Loan Amendments, among other things, increase the acceptable non-performing asset ratio for PlainsCapital Bank, a Texas banking association and wholly owned subsidiary of the Company (the “Bank”), such that, beginning December 31, 2010, the Bank’s non-performing asset ratio may not exceed 4.50%.

Copies of the Tenth Amendment and Modification Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein. You are encouraged to read these documents for a more complete understanding of their terms. The foregoing descriptions of the Tenth Amendment and Modification Agreement are qualified in their entirety by the full text of the Tenth Amendment and Modification Agreement.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

The Company issued an advertisement that was published in the Lubbock Avalanche-Journal on January 23, 2011 and January 25, 2011. In the advertisement, the Company disclosed that its total assets increased to over $5.4 billion. Although its asset balances fluctuate from day to day, the Company reached $5.4 billion in total assets during January 2011. The information in this Item 7.01 is being furnished solely to satisfy the requirements of Regulation FD.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Tenth Amendment to Amended and Restated Loan Agreement, dated as of January 10, 2011, between PlainsCapital Corporation and JPMorgan Chase Bank, NA.

10.2	Modification Agreement, dated as of January 10, 2011, between PlainsCapital Corporation and JPMorgan Chase Bank, NA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: January 25, 2011	By:	/s/ John A. Martin
	Name:	John A. Martin
	Title:	Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Tenth Amendment to Amended and Restated Loan Agreement, dated as of January 10, 2011, between PlainsCapital Corporation and JPMorgan Chase Bank, NA.

10.2	Modification Agreement, dated as of January 10, 2011, between PlainsCapital Corporation and JPMorgan Chase Bank, NA.